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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                            STATE UNDER      PERCENT OF STOCK
                                                           LAWS OF WHICH   OWNED BENEFICIALLY BY
NAME OF SUBSIDIARY                                           ORGANIZED          THE COMPANY
---------------------------------------------------------  --------------  ---------------------
Multi-Media Services, Inc................................     California               100%

Fast Forward, Inc........................................     California               100%
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